EXHIBIT 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

FOR THE CAPITAL INCREASE WITH PREFERENTIAL SUBSCRIPTION

RIGHTS FOR CASH VALUE OF €3,048,350,915

THROUGH THE ISSUANCE OF 281,213,184 ORDINARY SHARES OF

TELEFÓNICA, S.A.

March 25, 2015

March 25, 2015

BANCO SANTANDER, S.A

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

CAIXABANK, S.A.

J.P. MORGAN SECURITIES PLC

MORGAN STANLEY & CO. INTERNATIONAL PLC UBS LIMITED

(together, the “Joint Global Coordinators”)

MERRILL LYNCH INTERNATIONAL

BARCLAYS BANK PLC

BNP PARIBAS

CITIGROUP GLOBAL MARKETS LIMITED

HSBC BANK PLC

SOCIÉTÉ GÉNÉRALE

BANCA IMI S.P.A.

BANCO DE SABADELL, S.A.

COMMERZBANK AKTIENGESELLSCHAFT

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

FIDENTIIS EQUITIES S.V.S.A.

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

NOMURA INTERNATIONAL PLC

UNICREDIT BANK AG

(together with the Joint Global Coordinators, the “Underwriters”)

Ladies and Gentlemen:

Telefónica, S.A., a public limited company (sociedad anónima) incorporated under the laws of the Kingdom of Spain (“Telefónica” or the “Company”), proposes to issue 281,213,184 new shares of common stock of the Company, of €1.00 par value (the “New Shares”), to be offered and subscribed for pursuant to preferential subscription rights (“Rights”) in a preferential rights offering on the terms and conditions set forth below (the “Rights Offering”): (a) offered on a pro rata basis to the Company’s shareholders who are entitled (“legitimados”) to them according to the book-entry records of the securities registration, clearing and settlement service known as Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (“Iberclear”) at 11:59 p.m. (Madrid time) on the day of publication of the official notice of the Capital Increase (as defined below) in the Commercial Registry Official Gazette (Boletín Oficial del Registro Mercantil; “BORME”) (the “Shareholders of Record”), and to investors that have acquired Rights in the market (the “Investors”), with such offering commencing on the first calendar day following the publication of the official notice of the Capital Increase in the BORME (which publication is expected to take place on March 27, 2015) and expiring on the 16th calendar day thereafter (the “Subscription Period”); (b) to the extent that all New Shares have not been subscribed for by Shareholders of Record or Investors as per clause (a) above at the expiration of the Subscription Period, such New Shares (the “Surplus Shares”) will be allocated for subscription at the Subscription Price (as defined below) to Shareholders of Record and Investors that have exercised all of their Rights and have requested during the Subscription Period to subscribe for additional New Shares (the “Additional New Shares”); (c) to the extent that all New Shares have not been subscribed for pursuant to clause (a) or clause (b) above, such New Shares that have not been subscribed (the “Discretionary Shares”) shall be offered at the Subscription Price (as defined below) to qualified investors (as defined below) procured by the Underwriters; and (d) in the event that there are Discretionary Shares that still remain available for subscription (the “Rump Shares”), then the Underwriters shall subscribe and pay for them at the Subscription Price. The Rights Offering will not be extended to holders of the Company’s American Depositary Shares (“ADSs”).

The Rights Offering is part of a capital increase (the “Capital Increase”) approved by the Company’s Board of Directors on March 25, 2015, pursuant to the authorization granted by the general shareholders’ meeting on May 18, 2011, in the aggregate nominal amount of €281,213,184 by means of the issuance of the New Shares. Each share of common stock held as of the Record Date entitles the holder to receive one Right to subscribe for New Shares. Sixteen Rights are required to subscribe for one New Share at the subscription price of €10.84 per New Share (the “Subscription Price”). The New Shares are issued with an issue premium of €9.84 per New Share.

The Company has prepared a share registration document (the “Registration Document”), which has been approved and registered with the official registry of the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores; the “CNMV”) as of October 21, 2014. The share securities note in relation to the Capital Increase (the “Securities Note”), which will contain updates of the information contained in the Registration Document to account for developments affecting the Company subsequent to the registration thereof and the summary of the Registration Document and the Securities Note (the “Summary”) are pending approval and registration with the CNMV. The CNMV’s registration of the Securities Note and the Summary is expected to take place on March 26, 2015. The Registration Document, the Securities Note and the Summary, together with their annexes, supplements and documents incorporated therein by reference, are collectively referred to herein as the “Spanish Prospectus.”

The Company has also prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement, including a prospectus on Form F-3 (File No. 333-181576) and will file not later than March 26, 2015 a post-effective amendment to such registration statement, relating to securities (the “Shelf Securities”), including the Rights and the New Shares, to be issued and sold from time to time thereunder (such registration statement, as amended, the “Registration

Statement”). The related prospectus covering the Shelf Securities is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the New Shares (the “Prospectus Supplement”), which will be filed with the Commission not later than the date of commencement of the Subscription Period or on another date as may be agreed between the parties hereto, is hereinafter referred to as the “U.S. Prospectus.” For purposes of this agreement for the underwriting of the Capital Increase (the “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), “Time of Sale Prospectus” means the U.S. Prospectus together with any free writing prospectus, if any, and “road show materials” means any written materials (or materials posted on the Company’s website) used in a road show presentation in connection with the Rights Offering or New Shares. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus” and “U.S. Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the U.S. Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The Registration Statement, U.S. Prospectus and the Time of Sale Prospectus, together with their annexes, supplements and documents incorporated therein by reference, are collectively referred to herein as the “U.S. Offering Documents.”

Hereinafter, the Spanish Prospectus and the U.S. Offering Documents will be referred to collectively as the “Offering Documents”).

The Subscription Period for the Rights Offering is expected to commence on March 28, 2015 and expire on April 12, 2015. Rights will be granted to the Company’s Shareholders of Record, which shall be those shareholders entitled (“legitimados”) to the Rights according to the book-entry records of Iberclear at 11:59 p.m. (Madrid time) on the date of publication of the official notice of the Capital Increase in the BORME. Any Shareholder of Record that is not exercising its Rights may transfer such Rights to others. Investors may acquire Rights in the market and subscribe for the corresponding New Shares during the Subscription Period. Rights that have not been exercised will automatically expire at the end of the Subscription Period.

All orders placed for the exercise of Rights to subscribe for New Shares will be deemed firm, unconditional and irrevocable (except as set forth below). During the Subscription Period, Shareholders of Record and/or Investors that have exercised all of their Rights may request, on a firm, unconditional and irrevocable basis (except as set forth below), to subscribe for Additional New Shares at the Subscription Price, provided that there are Surplus Shares at the expiration of the Subscription Period. In no event will Shareholders of Record and/or Investors be allocated more New Shares than they request. The allocation of Additional New Shares is subject to the availability of Surplus Shares after the exercise of Rights during the Subscription Period.

Notwithstanding the above, if the Spanish Prospectus were to be supplemented by a prospectus supplement pursuant to Section 40.1.f of Royal Decree 1310/2005, of November 4, 2005, upon the occurrence of any of the events set forth in Section 22 thereof, subscriptions and requests to subscribe for New Shares made prior to the publication of such prospectus supplement may be revoked during a period which extension shall be fixed by the Company in the relevant prospectus supplement and shall not be less than the two (2) trading days (as defined below) following the date of publication of such prospectus supplement.

In the event that there are Surplus Shares at the expiration of the Subscription Period, a procedure for allocating Additional New Shares will be conducted by the Agent (as defined below) whereby Surplus Shares will be allocated amongst the Shareholders of Record and/or Investors that have, in each case, fully exercised their respective Rights and requested during the Subscription Period to subscribe for Additional New Shares on the terms and with the limits described in the Securities Note. The allocation of Additional New Shares will take place on the fourth trading day (as defined below) following the expiration of the Subscription Period (the “Additional New Shares Allocation Period”). If applicable, the allocation of the Additional New Shares is expected to take place on April 16, 2015.

Banco Bilbao Vizcaya Argentaria, S.A., acting as agent (the “Agent”) shall notify Telefónica and the Joint Global Coordinators of (i) the number of New Shares subscribed for during the Subscription Period, (ii) the number of Additional New Shares which subscription has been requested during the Subscription Period, if any, and (iii) the number of Discretionary Shares, if any, no later than 5:30 p.m. (Madrid time) on the fourth trading day following the expiration of the Subscription Period (the “Agent’s Notice”). The Agent’s Notice is expected to be made on April 16, 2015.

If the number of Additional New Shares requested exceeds the number of Surplus Shares, the allocation of Additional New Shares will be effected pro rata in proportion to the number of Additional New Shares requested, using the percentage that the Additional New Shares requested by each subscriber represents in respect of the total number of Additional New Shares requested. As a general rule, if fractional shares result from the allocation, the number will be rounded down to the nearest whole number such that the result is a whole number of Additional Shares for allocation to each subscriber. In the event that, after the provisions of the foregoing sentences have been applied, there are Surplus Shares that have not been allocated as a result of the rounding, such Surplus Shares will be distributed one by one, in the order of greater to lesser amount of the request for Additional Shares, and if the amounts are the same, in the alphabetical order of the Shareholders of Record and Investors who requested Additional Shares according to the first position (and if the same, the following position or positions) in the box “Names and Surnames or Corporate Name,” whatever the content thereof, that appears on the information provided by the Iberclear participants, starting with the letter “A.”

The Agent shall notify Telefónica of the outcome of the application of the abovementioned allocation criteria, if applicable, no later than 9:00 p.m. (Madrid, Spain time) on the expiry date of the Additional New Shares Allocation Period.

In the event that, according to the Agent’s Notice, there are Discretionary Shares available, unless otherwise determined by the Joint Global Coordinators jointly with the Company, there will thereafter promptly begin a period for discretionary allocation of the Discretionary Shares among (i) qualified institutional buyers (“QIBs”) in the United States, as defined in Rule 144A under the Securities Act, pursuant to the Registration Statement, (ii) qualified investors in Spain, as defined in Section 39 of Royal Decree 1310/2005 of November 4, 2005, and (iii) qualified investors resident in jurisdictions outside of Spain, outside of Argentina and outside of the United States such that according to the regulations of any such jurisdiction, the offer and sale of the Discretionary Shares do not require registration or approval (the investors described in (i), (ii) and (iii) above, “qualified investors”); provided, however, that the Joint Global Coordinators jointly with the Company may determine not to commence the Discretionary Shares Allocation Period and subscribe for the Discretionary Shares as further described below. Except as otherwise provided herein, such period shall begin at 5:45 p.m. (Madrid time) on the fourth trading day (as defined below) following the expiration of the Subscription Period and end by no later than 9:00 a.m. (Madrid time) on the following trading day (the “Discretionary Shares Allocation Period”). It is expected that the Discretionary Shares Allocation Period, if any, will begin at 5:45 p.m. on April 16, 2015 and will end no later than 9:00 a.m. on April 17, 2015.

During the Discretionary Shares Allocation Period, if any, the Underwriters will continue to use their reasonable efforts, in accordance with market practice in rights offerings, to obtain and procure qualified investors to subscribe and pay for Discretionary Shares. The Joint Global Coordinators jointly with the Company may agree to terminate the Discretionary Shares Allocation Period, if any, at any time prior to its end, provided that the Capital Increase has been fully subscribed.

In the event that at the expiration of the Discretionary Shares Allocation Period, there are Discretionary Shares that have not been subscribed for by qualified investors, the Underwriters shall subscribe and pay for the total number of Rump Shares in proportion to their respective Underwriting Commitments (as defined below) and subject to the terms and conditions set forth in this Agreement.

In connection with the Rights Offering, holders of the Company’s ADSs will not receive Rights to subscribe for the New Shares or new ADSs or have any right to instruct Citibank, N.A., as the Company’s Depositary (the “Depositary”), to subscribe for the New Shares or new ADSs on their behalf. The rights with respect to common stock represented by ADSs will be issued to the Depositary, which will seek to sell the rights it receives with respect to the ADSs and distribute the proceeds, after accounting for the Depositary’s fees and expenses, pro rata to the holders of ADSs as of a record date to be determined by the Depositary.

The common shares of the Company to be outstanding after giving effect to the Rights Offering contemplated hereby are hereinafter referred to as the “Common Stock.” Unless expressly stated otherwise, all references to trading days are to trading days on the Automated Quotation System — Continuous Market (Sistema de Interconexión Bursátil — Mercado Continuo) of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) (the “Automated Quotation System”) and all references to business days are to business days in the city of Madrid, Spain.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that as of each of the date hereof, the date of the Spanish Prospectus, the date of the U.S. Prospectus, the Closing Date (as defined in Section 3), the date of the Special Transaction (as defined in Section 3) and the date of any supplement or amendment to the Spanish Prospectus or the U.S. Prospectus that occurs prior to the date of the Special Transaction (each a “Relevant Date,” and collectively, the “Relevant Dates”):

(a) The Company meets the requirements for use of Form F-3 and the Registration Statement and any post-effective amendment thereto filed on or prior to the date hereof, including the Time of Sale Prospectus and the U.S. Prospectus, has been filed with the Commission in accordance with applicable regulations of the Commission under the Securities Act and has become effective under the Securities Act.

(b) No stop order suspending the effectiveness of the Registration Statement, as amended or supplemented, has been issued or is in effect and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission; and no order preventing or suspending the use of the Time of Sale Prospectus or the U.S. Prospectus has been issued by the Commission.

(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the Closing Date (as defined in Section 3), as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the road show materials, if any, when considered together with the Time of Sale Prospectus, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the U.S Prospectus or the Time of Sale Prospectus (or any supplement or amendment thereto) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein.

(d) (i) The Registration Document has been approved by and registered with the CNMV and has become effective under the Spanish Securities Market Act (Ley 24/1988, de 28 de julio, del mercado de valores); no stop order suspending the effectiveness of the Registration Document or requiring it to be amended or supplemented has been issued or is in effect and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the CNMV or any court of competent jurisdiction; (ii) the Registration Document, when it became effective, complied as to form and substance with Annex I of Commission Regulation (EC) No. 809/2004 of 29 April 2004 and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and (iii) the Company is in compliance with the listing rules of the Spanish Stock Exchanges and the CNMV (including, but not limited to, continuing disclosure obligations).

(e) The Securities Note and the Summary to be approved by and registered with the CNMV on or about the date hereof, will comply as of its date of approval, as to form and substance, with Annexes III and XXII of Commission Regulation (EC) No. 809/2004 of 29 April 2004 and, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Securities Note and the Summary based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein.

(f) There is no material difference between the information contained in the Spanish Prospectus and the information contained in the U.S. Prospectus, other than (i) the inclusion in the Spanish Prospectus of certain non-material information required by Spanish law or regulations or the CNMV to be included therein that is not included in the U.S. Prospectus, and (ii) the inclusion in the U.S. Prospectus of certain information, which is not required by Spanish law or regulations to be included in the Spanish Prospectus.

(g) Any press release or price-sensitive information notice (hechos relevante) issued or to be issued in connection with the Rights Offering that is not incorporated by reference in the Offering Documents, or any amendment or supplement thereto, does not contain as of its date or will not contain as of the date of the Special Transaction any untrue, inaccurate or misleading statement of fact that is material in the context of the Rights Offering, the New Shares or the subscription of the New Shares; and all expressions of opinion, intention or expectation contained in such documents have been made on a reasonable basis and in good faith.

(h) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, forming part of the Time of Sale Prospectus, and road show materials, if any, each furnished to the Joint Global Coordinators before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Joint Global Coordinators, prepare, use or refer to, any free writing prospectus.

(i) Except as disclosed in the Offering Documents (excluding for purposes of this representation, at each Relevant Date, any amendment or supplement to the Spanish Prospectus, U.S. Prospectus or Time of Sale Prospectus, and any press release or price-sensitive information notice (hechos relevante), in each case issued after such respective Relevant Date), since the end of the period covered by the most recent financial statements included in the Offering Documents, (i) there has been no material adverse change, and no development reasonably likely to involve a material adverse change, in the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, and (ii) there have been no transactions entered into by the Company and its subsidiaries, taken as a whole, and there has been no significant change in the financial or trading position of the Company and its subsidiaries, taken as a whole, other than those in the ordinary course of business, which in any case are material with respect to the Company, its subsidiaries or in the context of the Rights Offering.

(j) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Kingdom of Spain, has the corporate power, capacity and authority to own its property and to conduct its business and is duly and lawfully qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that such failure to be so authorized, qualified or in good standing would not reasonably be expected to have a material adverse effect on the financial condition or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k) Each of Telefónica de España, S.A.U., Telefónica Internacional, S.A.U., Telefónica Europe plc, Telefónica Brasil, S.A., Telefónica Móviles España, S.A.U., Telefónica Deutschland AG and Telefónica UK Ltd. (each a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power, capacity and authority to own its property and to conduct its business and is duly and lawfully qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that such failure to be so incorporated, authorized, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all such shares that are owned directly or indirectly by the Company are owned free and clear of all liens, encumbrances, equities or claims.

(l) Except as disclosed in the Offering Documents, neither the Company nor any of its Significant Subsidiaries is insolvent, has taken any action, nor have any steps been taken or legal proceedings started or threatened against the Company or, so far as the Company is aware, any of its Significant Subsidiaries for its winding up or dissolution or for any of them to enter into any arrangement or composition for the benefit of creditors or for the appointment of a receiver, trustee, administrator or similar officer of it or any of its properties, assets or revenues or any equivalent procedure under the laws and regulations of the relevant jurisdiction, except for such insolvency, action, step or legal proceeding as would not, individually or in the aggregate, have a Material Adverse Effect.

(m) The audited consolidated financial statements of the Company as at and for the years ended December 31, 2012, 2013 and 2014 (the “Company Audited Consolidated Financial Statements”) fairly and accurately present in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates of such statements and the consolidated results of operations of the Company and its subsidiaries for the period they cover or to which they relate and such Company Audited Consolidated Financial Statements have been prepared in accordance with the International Financial Reporting Standards as adopted by the European Union (“IFRS-EU”), and with respect to the Company Audited Consolidated Financial Statements included in the U.S. Offering Documents and in the Company’s Form 20-F for the year ended December 31, 2014, with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), in each case applied on a consistent basis throughout the periods involved (unless and to the extent otherwise stated therein); the auditors who reported on the Company Audited Consolidated Financial Statements are appropriately qualified and are independent registered public accountants with respect to the Company as required by the Securities Act and the applicable rules and regulations of the Commission; the information derived from the historical financial statements (i.e., inter alia, OIBDA) of the Company and its subsidiaries and any other operating information included in the Offering Documents, has been properly prepared after due and careful enquiry and is accurate.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) The issued and outstanding share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Offering Documents.

(p) The issued and outstanding share capital prior to the issuance of the New Shares by the Company has been duly authorized and is validly issued, fully paid and non-assessable.

(q) The New Shares to be issued by the Company in the Rights Offering have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, will rank pari passu with each other and with the Common Stock in respect of dividends or otherwise, and will conform to the description thereof contained in each of the Offering Documents; in particular, the New Shares will have the right to receive any dividends to be paid by the Company after the date hereof, including, for the avoidance of doubt, the €0.40 per share dividend approved by the Company’s Board of Directors on February 26, 2014 to be paid in the second quarter of 2015; the New Shares will, when issued, be free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind and upon delivery of the New Shares and payment of the Subscription Price, each investor and the Underwriters, if applicable, will receive good and marketable title to the New Shares.

(r) Subject to general provisions of Spanish Corporate Act (Ley de Sociedades de Capital) relating to the distribution of profits, there are no restrictions of any type on the payment of dividends on the common shares of the Company (including the New Shares) pursuant to either applicable law or the Company’s by-laws.

(s) The issued and outstanding common shares of the Company are admitted to and listed on the Spanish Stock Exchanges for trading through the Automated Quotation System. The issued and outstanding common shares of the Company are also listed on the London Stock Exchange and the Buenos Aires (Argentina) Stock Exchange. The Company’s issued and outstanding common shares in the form of ADSs are listed on the New York Stock Exchange and on the Lima (Perú) Stock Exchange.

(t) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective certificate of incorporation, charter or by-laws.

(u) The issuance of New Shares, and execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation, charter or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its Significant Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Except as disclosed in the Offering Documents, none of the Company or any of its subsidiaries is involved in any legal, governmental or arbitration proceedings nor are any such proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, had or may have or may have had during the previous 12 months a Material Adverse Effect, or have a material impact on the power or ability of the Company to perform its obligations under this Agreement; and there are no statutes, regulations, contracts or other documents that are required to be described in the Offering Documents that are not described or filed as required.

(w) Each of the Company and its Significant Subsidiaries (i) has all licenses, permits, authorizations, consents and approvals, certificates, registrations and orders, and has made all necessary declarations and filings with all government agencies that are necessary to own or lease its properties and conduct its business as presently conducted and (ii) is conducting its business and operations in compliance with all applicable laws, regulations and guidelines, except in each of (i) or (ii) above as would not, individually or in the aggregate, have a Material Adverse Effect.

(x) No consent, license, approval, authorization, order, registration, qualification or decree of or with any court, arbitrator or governmental or regulatory authority or agency in Spain is required for the execution, delivery and performance by the Company of its obligations under this Agreement, in connection with the Capital Increase, issue or sale of the Rights or the New Shares by the Company or the consummation by the Company of the transactions contemplated herein, except for (i) the approval by and registration of the Spanish Prospectus with the CNMV and the filing of the Prospectus Supplement with the Commission; (ii) the publication of the official notice of the Capital Increase in the BORME; (iii) the formalization of the Capital Increase and the issuance of the New Shares by means of a notarial deed granted before a Spanish public notary, the filling of the necessary tax return regarding the exemption from the Capital Tax (Impuesto sobre Operaciones Societarias), the registration of such notarial deed with the Commercial Registry of Madrid and the filing of such notarial deed, once so registered, with Iberclear in order to obtain the recording of the New Shares therewith and with the Spanish Stock Exchanges for the purposes of admission to listing of the New Shares; (iv) the positive verification of the listing of the New Shares on the Spanish Stock Exchanges by the CNMV; (v) the approval of the listing by the managing entities (sociedades rectoras) of the Spanish Stock Exchanges; and (vi) the approval of the admission of the New Shares with the Automated Quotation System by the CNMV.

(y) The Company believes that it was not a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986 (a “PFIC”) for its most recently completed taxable year, and it does not expect to become a PFIC in the foreseeable future.

(z) The Company is not, and after giving effect to the offering and sale of the New Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(aa) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the New Shares registered pursuant to the Registration Statement.

(bb) Except as otherwise disclosed in the Offering Documents, none of the Company or any of its subsidiaries or, to the knowledge of the Company, any controlled affiliate, director, officer or employee of, or any other person acting for or on behalf of the Company or any of its subsidiaries, has engaged in any activity that would constitute a violation of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, and the Company and its subsidiaries and controlled affiliates have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(cc) Neither the Company nor any of its Significant Subsidiaries has, directly or indirectly, in relation to the Capital Increase, done any act or engaged in any course of conduct in breach of applicable Spanish regulations on market abuse including Spanish Securities Market Law (Ley 24/1988, de 28 de julio, del Mercado de Valores) as developed by Royal Decree 1333/2005 (Real Decreto 1333/2005, de 11 de noviembre, por el que se desarrolla la Ley 24/1998, de 28 de Julio, del Mercado de Valores, en materia de abuso de Mercado) nor, so far as the Company is aware, has any person acting on its behalf or on behalf of any of its affiliates (other than the Underwriters, as to whom the Company makes no representation) done any act or engaged in any course of conduct as described above.

(dd) The operations of the Company and its subsidiaries are and have been conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and, to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(ee) (i) None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent, or controlled affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), or Her Majesty’s Treasury (“HMT”), or a Specially Designated National (“SDN”) on OFAC’s SDN list (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) in violation of any applicable anti-corruption law or (b) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive territorial Sanctions, except to the extent such funding or facilitation would not be prohibited for a Person required to comply with Sanctions.

(ff) Except as disclosed in the Offering Documents the Company and its Significant Subsidiaries (i) have good and marketable title to all properties and assets owned by it, free from liens, charges, encumbrances, other third party rights and defects (collectively, “Liens”), except where the failure to have such title or the existence of any such Liens would not, individually or in the aggregate, have a Material Adverse Effect and (ii) hold any leased real or personal property under valid and enforceable leases, except where the failure to so hold such property would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) The statements set forth (i) in the U.S. Prospectus under the caption “Description of the Telefónica Ordinary Shares” and in the Securities Note, insofar as they purport to constitute a summary of the terms of the Common Stock, (ii) in the U.S. Prospectus under the caption “Taxation” and in section “Fiscalidad de los valores” of the Securities Note, insofar as they purport to describe the provisions of the laws and legal documents referred to therein, (iii) in the U.S. Offering Documents under the captions “Major Shareholders and Related Party Transactions” and in the Spanish Prospectus under the captions “Accionistas Principales” and “Operaciones de Partes Vinculadas”, insofar as they purport to describe all material aspects of the commercial and contractual relationships between the Company and its affiliates, in each case, are accurate descriptions in all material respects and fairly summarize the matters they purport to describe.

(hh) The Company has timely filed all Spanish and non-Spanish tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid thereon (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect), and no tax deficiencies have been determined adversely to the Company, nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, except where any such deficiencies or determinations would not, individually or in the aggregate, have a Material Adverse Effect or, except as currently being contested in good faith.

(ii) No stamp, issue, registration, transfer tax or duty or other similar tax or duty is payable by or on behalf of the Underwriters in Spain in connection with: (i) the offer, sale and delivery by the Company of the New Shares to or for the respective accounts of such Underwriters in the manner contemplated in this Agreement; (ii) the initial sale and delivery by such Underwriters of the New Shares in the manner contemplated in this Agreement; (iii) the authorization, execution and delivery of this Agreement; or (iv) the consummation by the Company of the transactions contemplated by this Agreement or any other document relating to the Offering.

(jj) The Company maintains disclosure controls and procedures required for the Company to comply with its reporting obligations as a listed company under the applicable Spanish and United States laws and regulations.

(kk) Except as described in the Offering Documents, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ll) Except as otherwise disclosed in the Offering Documents, there are no further material commercial relationships, transactions or agreements between the Company, on the one hand, and any of the shareholders of the Company holding at least 3% of its share capital, on the other hand.

(mm) Except as disclosed in the Offering Documents, the Company is not engaged in any material transactions with any of its directors, officers, management, shareholders or any other person, including persons formerly holding such positions, on terms that are not otherwise available from other parties on an arm’s-length basis.

(nn) The agreement dated March 24,2015 between the Company, as vendor, and Hutchison 3G UK Investments Limited, as purchaser, and Hutchison 3G UK Holdings (CI) Limited (the “O2 Agreement”) has been duly authorised, executed and delivered by the Company and is a legally valid, binding and enforceable agreement of the Company in accordance with its terms. The O2 Agreement has not been terminated or materially amended.

2. Representations and Warranties of the Underwriters. Each Underwriter represents and warrants, severally and not jointly, to, and agrees with, the Company and each other Underwriter that as of each Relevant Date:

(a) It has not made, and will not make any offer relating to the New Shares that would constitute a free writing prospectus required to be filed with the Commission, other than the information contained in the Time of Sale Prospectus, without the prior written consent of the Company.

(b) It complies, and its respective affiliates (as defined in Rule 510(b) under the Securities Act) comply, with such laws and regulations in any jurisdictions in which it and/or they offer, sell, or deliver Rights or New Shares in connection with the Rights Offering as are customarily complied with as a matter of best practice by an international bank soliciting investors or undertaking an offering in such jurisdiction; and it and/or they comply in connection with the Rights Offering with the restrictions as set forth in Schedule II hereto.

(c) Neither it nor its respective affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the New Shares in violation of applicable laws.

3. Agreement for Placement of the Capital Increase. The Underwriters undertake to promote the placement of the New Shares at the Subscription Price on the terms provided in this Agreement. The number of New Shares, which will be underwritten by each Underwriter (the “Underwriting Commitment”) and their share of the aggregate Underwriting Commitment of all the Underwriters (the “Total Underwriting Commitment”), are as set forth in Schedule I hereto opposite the name of each Underwriter. The Underwriting Commitment of each Underwriter in proportion to its share of the total number of New Shares will be reduced by the number of New Shares subscribed for during the Subscription Period, Additional New Shares Allocation Period and Discretionary Shares Allocation Period, without prejudice to their pre-funding obligations towards the Pre-funded Shares (as defined below). Accordingly, in the event the number of New Shares subscribed for in the three periods is equal to 100% of the New Shares, the Underwriters will be released from their underwriting obligations.

The timetable and procedure for the placement and payment of the Capital Increase will be as set out in the Securities Note and in the official notice of the Capital Increase to be published in the BORME, which will determine the definitive dates in view of the approval and registration of the Securities Note by the CNMV and publication of the official notice of the Capital Increase in the BORME. Consequently, if there is any inconsistency between the procedure established in the Securities Note and what is provided in this Agreement, the provisions of the Securities Note will prevail.

Subject to the above, the Company and the Underwriters agree that the procedure for the placement and underwriting of the Discretionary Shares Allocation Period will be as follows:

(a) In the event that, pursuant to the Agent’s Notice, New Shares subscribed for during the Subscription Period, together with any Additional New Shares subject to applications for subscription during the Additional New Shares Allocation Period, are insufficient to cover all of the New Shares of the Capital Increase, the Discretionary Shares Allocation Period will thereafter promptly begin. The Discretionary Shares Allocation Period will start at 5:45 p.m. (Madrid time) on the fourth trading day following the expiration of the Subscription Period (expected to take place on April 16, 2015) and will end no later than 9:00 a.m. on the following trading day; provided, however, that the Joint Global Coordinators jointly with the Company may determine not to commence the Discretionary Shares Allocation Period and subscribe for the Discretionary Shares as further described below. If the Discretionary Shares Allocation Period is opened, the Company shall so inform the CNMV by means of a price-sensitive information notice (hecho relevante).

During the Discretionary Shares Allocation Period, if any, the Underwriters will continue to use their reasonable efforts, in accordance with market practice in rights offerings, to obtain and procure proposals to subscribe for Discretionary Shares from qualified investors at the Subscription Price. During the Discretionary Shares Allocation Period, if any, those persons who have the status of qualified investors may submit proposals to any of the Underwriters to subscribe for Discretionary Shares. The subscription proposals shall be deemed firm, unconditional and irrevocable (except as provided in Section 12 below) and shall include the number of Discretionary Shares that each qualified investor is willing to subscribe for at the Subscription Price. The Underwriters receiving proposals to subscribe for Discretionary Shares must communicate on behalf of the submitting parties any requests for subscription of Discretionary Shares received by them by the time indicated by the Company and in no event later than 8:00 a.m. (Madrid time) on the date on which the Discretionary Shares Allocation Period ends. The Joint Global Coordinators shall propose allocations of Discretionary Shares to subscribers and shall give notice of the volume of subscription proposals and the proposed allocation of Discretionary Shares to the Company no later than 8:00 a.m. (Madrid time) on the date on which the Discretionary Allocation Period ends. The Joint Global Coordinators shall, upon the Company’s request, inform the Company of any proposals for the subscription of Discretionary Shares received by them.

The Company, upon receipt of notice of the proposed allocation of Discretionary Shares from the Joint Global Coordinators, shall evaluate the subscription proposals received during the Discretionary Shares Allocation Period and the proposed allocation of Discretionary Shares and may accept in whole or in part, or reject any of the subscription proposals, at its sole discretion and without the need for any justification, but acting in good faith so that no unjustified discrimination occurs between proposals with the same ranking and characteristics. Notwithstanding the foregoing, the Company may not reject subscription proposals if such rejection entails the Underwriters having to fulfill their respective Underwriting Commitments.

The Company shall give notice of the definitive allocation of the Discretionary Shares to the Joint Global Coordinators and to the Agent not later than 9:00 a.m. (Madrid time) on the trading day immediately following the date on which the Discretionary Shares Allocation Period begins (which is expected to take place on April 17, 2015).

In the event that at the expiration of the Discretionary Shares Allocation Period, 100% of the Discretionary Shares have been placed, the Underwriters undertake to pre-fund at the Subscription Price 100% of the Discretionary Shares placed by the Underwriters at the Subscription Price during the Discretionary Shares Allocation Period. In the event that at the expiration of the Discretionary Shares Allocation Period, the sum of New Shares subscribed for or applied for subscription, as applicable, in the Subscription Period, Additional New Shares Allocation Period and Discretionary Shares

Allocation Period is less than the total number of New Shares, the Underwriters undertake to: (i) pre-fund 100% of the Discretionary Shares that were placed by the Underwriters during the Discretionary Shares Allocation Period, and (ii) subscribe and pay, in their own name, at the Subscription Price, for the Rump Shares whose subscription fall to them in discharge of their respective Underwriting Commitments. If the Joint Global Coordinators and the Company shall have jointly determined not to commence the Discretionary Shares Allocation Period, the Underwriters undertake to subscribe and pay, in their own name, on such date and at the Subscription Price, for all of the Discretionary Shares in discharge of their respective Underwriting Commitments, unless the reason for the Underwriters not to commence the Discretionary Shares Allocation Period is that the conditions provided for under Section 6 of this Agreement to be satisfied on or prior to such date have not been satisfied.

(b) Underwriters who receive subscription applications for Discretionary Shares may require an advance of funds from applicants to secure payment of the price of the Discretionary Shares requested. If the subscription proposal is rejected, they must return to applicants the corresponding funds, free of any expenses or fees. In the event of a partial selection of a subscription proposal, the return of funds will only affect the portion of such subscription proposal that has not been selected.

For operational reasons only, and in order for the New Shares to be admitted to trading on the Spanish Stock Exchanges within as short a period as possible, prior to the execution of the notarial deed evidencing the Capital Increase and no later than 9:00 a.m. (Madrid time), on the fifth trading day after the expiration of the Subscription Period (which is expected to take place on April 17, 2015) (the “Closing Date”), the Underwriters, acting on behalf of the final allottees, shall advance the disbursement of the aggregate Subscription Price corresponding to the Discretionary Shares allocated during the Discretionary Shares Allocation Period (the “Pre-funded Shares”), in each case, in proportion to their respective Underwriting Commitments, including information concerning the Iberclear participants responsible for the settlement of the Pre-funded Shares; and, if applicable, to subscribe and pay, for their own account, for the Rump Shares whose subscription fall to them in discharge of their Underwriting Commitment as provided above.

Such disbursement shall be executed same-day-value, no later than 8:00 a.m. (Madrid time) on the fifth trading date after the expiration of the Subscription Period, and in one or more transactions by means of one or more Funds Transfer Orders (Orden de Movimiento de Fondos). The total amount corresponding to the disbursement of the Pre-funded Shares and, as the case may be, to the disbursement of the Rump Shares, shall be deposited in a bank account opened in the name of the Company with the Agent (the “Account”).

The Company undertakes to freeze and not use, access, release or grant any security interest in, or in any other way transfer, the amount deposited into the Account until the public deed of the Capital Increase has been registered with the Commercial Registry of Madrid.

Upon disbursement of the Capital Increase and the issuance by the Agent of the certificate or certificates evidencing the deposit of the funds corresponding to the Subscription Price of all of the New Shares that have been fully subscribed, the Company shall proceed to execute the corresponding notarial deed evidencing the Capital Increase for subsequent submission for registration with the Commercial Registry of Madrid, and the Company shall file a price-sensitive information notice (hecho relevante) with the CNMV on the Closing Date declaring that the Capital Increase has been fully subscribed and completed and that the notarial deed evidencing the Capital Increase has been executed.

Once such registration has been obtained (which is expected to take place on April 20, 2015) the deed evidencing the Capital Increase shall be delivered to the CNMV, to Iberclear and to the Spanish Stock Exchanges as soon as practicable. In addition, the Company undertakes to thereupon request the admission to trading of the New Shares on the Spanish Stock Exchanges and on the Automated Quotation System.

Thereafter, the Agent will provide Iberclear with the relevant information in order for the corresponding registry references relating to the New Shares to be allocated through Iberclear (i) in favor of Shareholders of Record and Investors in respect to the New Shares subscribed by them during the Subscription Period and the Additional New Shares Allocation Period, (ii) initially and temporarily, in the name of the Underwriters in respect of the Pre-funded Shares paid for, where such is the case, by each of them and (iii) in the name of the Underwriters in respect of the Rump Shares paid for, if any, by each of them.

Specifically, the Agent shall communicate to Iberclear the information regarding the allottees, such that they are assigned the corresponding registry references no later than 1:30 p.m. (Madrid time) on the second trading day following the Closing Date and once the deed evidencing the Capital Increase has been deposited with Iberclear.

After this allocation, and once the Spanish Stock Exchanges have resolved to admit the New Shares to trading, the Underwriters will transfer the Pre-funded Shares that they have subscribed and paid for on behalf of the final allottees of such shares to such allottees by means of a “special transaction,” as this term is defined in Royal Decree 1416/1991, of September 27 (the “Special Transaction”). The Special Transaction is expected to be executed on the second trading day following the Closing Date (i.e., April 21, 2015). To this effect, the Underwriters must submit to the Agent the electronic transmissions of files or, in default thereof, magnetic tapes with details of the allottees in the Discretionary Shares Allocation Period, which must comply with the specifications of Annex 1 to Notebook number 61, distributed with Circular 1484 of the AEB, dated July 18, 2008 and incorporating the amendments introduced by Circular 1909 of the AEB, dated May 5, 2014, no later than 12:00 p.m. (Madrid time), on the first trading day following the date of the execution of the Special Transaction, instructing the Agent’s intervention in the Special Transaction as market member acting on behalf of each Underwriter as seller and each allottee as purchaser and identifying the Iberclear participants responsible for the settlement of Special Transaction on behalf of the allottees.

In order to execute the aforesaid Special Transaction, the Agent will ask Iberclear to exclude the possibility of total or partial rejection of the transfer of the Pre-funded Shares. Without prejudice to the above, and in the event Iberclear declines to exclude rejection, the Underwriters undertake, by virtue of this Agreement, not to make use of that possibility in settling the Special Transaction.

It is expected that the delivery of the notarial deed evidencing the Capital Increase to Iberclear will take place on the second trading day following the Closing Date (i.e., April 21, 2015). In such case, it is expected that admission to listing of the New Shares on the Spanish Stock Exchanges will take place on the same day (April 21, 2015), with effect as of the end of the trading session of such day, whereupon regular trading of the New Shares in the Spanish Stock Exchanges will commence on April 22, 2015, and the Special Transaction will be settled on the third trading day following the execution of the Special Transaction (i.e., April 24, 2015).

The Company hereby agrees that, without the prior written consent of the Joint Global Coordinators, acting unanimously on behalf of the Underwriters, it will not, during the period ending 150 days after the date of the U.S. Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the New Shares to be sold hereunder, (b) the issuance or transfer by the Company of shares of Common Stock upon the exercise of an option or warrant or other rights or the conversion of a security outstanding on the date hereof, (c) the issuance, transfer or contribution in kind of shares of Common Stock in connection with any acquisition, merger, equity investment or joint venture where the party receiving the shares commits, for the benefit of (inter alia) the Joint Global Coordinators on behalf of the Underwriters, to a “Sale Restrictions” undertaking reflecting (1) and (2) above during the remainder of the Restricted Period (the “Company’s Selling Restrictions”), (d) the issue, transfer or sale of shares or other securities issued pursuant to any employee share schemes or stock options plans to present (or future) employees of the Company or its subsidiaries, (e) any issue of shares of Common Stock by way of capitalization of profits or reserves (a scrip dividend) in execution of any share capital increase resolution to be passed by the next Ordinary General Shareholders’ Meeting of the Company in accordance with past practice and as part of the dividend already announced for year 2015 on the occasion of the “Results 2014 & Outlook 2015-2016” presentation filed with the Commission on February 25, 2015, (f) transactions involving existing shares with companies affiliated with the Company where the buyer(s) or, as the case may be, the ultimate counterpart(ies)

assumes the Company Selling Restrictions and the exceptions in (a) through (g) hereof, to the extent applicable, will be available to such affiliated company or (g) any sales of shares of Common Stock by any of the Company’s subsidiaries provided that the aggregate number of such shares of Common Stock sold during the Restricted Period does not exceed 0.1% of the number of shares of Common Stock issued and outstanding on the date hereof.

(c) The several obligations and commitments of the Underwriters pursuant to this Agreement are subject in all respects to the fulfillment of all conditions of the Company required to be satisfied and are made on the basis of the accuracy of the representations and warranties contained in this Agreement.

4. Delivery. Each subscriber of the New Shares will be entitled to obtain a signed copy of the subscription bulletin, with the content required by Article 309 of the Spanish Public Limited Companies Act (Ley de Sociedades de Capital), from the Iberclear participant through which it arranged the subscription, within a maximum of one week after submitting their subscription request.

The New Shares shall be recorded in Iberclear’s central registry after the Capital Increase has been registered with the Commercial Registry of Madrid. On the same day of registration with the central registry maintained by Iberclear, the Iberclear participants will make the corresponding entries in their book-entry registries in favor of the Shareholders of Record and/or Investors that have subscribed for the New Shares. As per Section 3 above: (i) the Pre-funded Shares, if any, shall be initially and temporarily registered in the name of the relevant Underwriters, such Pre-funded Shares to be transferred to final allottees through the execution of the Special Transaction; and (ii) the Rump Shares, if any, shall be registered in the name of the relevant Underwriters.

New shareholders will be entitled to obtain from the Iberclear participants with which the New Shares are registered the ownership certificates corresponding to those shares in accordance with Royal Decree 116/1992 of February 14, 1992, which ownership certificates shall be issued by the relevant Iberclear participant by the end of the business day following the day on which the ownership certificates were requested.

Following such registration, it is expected that the CNMV and the Madrid Stock Exchange, through the Automated Quotation System, will admit the New Shares for trading. As stated above, it is expected that trading of the New Shares in the Spanish Stock Exchanges will begin on April 22, 2015, which is the third trading day following the Closing Date.

The Special Transaction will in any event be settled on the third trading day following its execution (the “Settlement Date”). Therefore, if the Special Transaction is executed on April 21, 2015, the Settlement Date would be April 24, 2015.

Notwithstanding the foregoing, the timing set forth in this Agreement might not be fulfilled, with the consequent delay in execution of the transactions described herein.

5. Fees. In consideration of the performance by the Underwriters of their obligations under this Agreement, and subject to the Joint Global Coordinators, on behalf of the Underwriters, not having terminated this Agreement pursuant to Section 12 hereof, the Company agrees to pay to the Underwriters a commission of up to 1.50% of the aggregate gross proceeds from the sale of New Shares in the Rights Offering, such commission to be determined by multiplying (a) the commission level specified in the side letters entered into between the Company and the Underwriters and (b) the underwriting commitment of each such Underwriter set forth in Schedule I hereto. Such Underwriters’ commission shall be payable within 30 days of the Closing Date.

6. Conditions to the Underwriters’ Obligations. The underwriting commitments and obligations of the Underwriters are subject to the following conditions precedent:

(a) The representations and warranties of the Company herein are true and correct with the same force and effect as though expressly made each time that they are made as set forth in Section 1; and as of the date hereof and the Closing Date, the Company shall not be in breach or violation, or shall have failed to have satisfied, any obligation hereunder in any material respect .

(b) Subsequent to the execution of this Agreement and prior to the Closing Date there shall not have occurred a downgrading (whether as a result of a single downgrading or multiple downgradings) below investment grade, in the credit or financial strength ratings accorded the Company or any of the securities of the Company (excluding for purposes of this condition any subordinated securities issued by the Company) by any of Moody’s Investors Service, Inc., Standard & Poor’s Rating Services or Fitch Ratings, Inc. For purposes of this clause, “investment grade” means a rating of Baa3 or better by Moody’s Investors Service, Inc. or a rating of BBB- or better by Standard & Poor’s Rating Services or Fitch Ratings, Inc.

(c) The agency agreement entered into by the Company and the Agent shall remain in full force and effect at the Closing Date.

(d) Subsequent to the execution and delivery of this Agreement there shall not have occurred any change, or any development reasonably likely to involve a change, in the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, that, in the judgment of the Joint Global Coordinators, is material and adverse and that, in the good faith judgment of the Joint Global Coordinators, makes it impracticable or inadvisable to proceed with the Rights Offering or the delivery of the New Shares on the terms and in the manner contemplated in this Agreement and the Offering Documents.

(e) The Joint Global Coordinators, on behalf of the Underwriters, shall have received a certificate of an authorized representative of the Company empowered by the Company’s board of directors, acting on behalf of the Company, dated as of the Closing Date in the form set out in Exhibit A, to the effect that after all due and careful investigation (including, without limitation, a review of the Offering Documents) (i) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made as of the date of each of the Offering Documents or the Closing Date, as the case may be, (ii) the Company has complied with all undertakings, agreements and other obligations and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the date of publication of the Offering Documents or the Closing Date, as the case may be, and (iii) no order suspending the use of the Offering Documents in any applicable jurisdiction has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened.

(f) Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to the Underwriters on and as of (i) the date of the U.S. Prospectus, (ii) the Closing Date and (iii) the date of each amendment or supplement to the U.S. Prospectus (if any), their written legal opinion and U.S. 10b-5 disclosure letter, in each case in a form and substance reasonably satisfactory to the Joint Global Coordinators.

(g) CMS Albiñana & Suárez de Lezo, Spanish counsel for the Company, shall have furnished to the Underwriters on and as of (i) the date of the Spanish Prospectus, (ii) the Closing Date and (iii) the date of each amendment or supplement to the Spanish Prospectus (if any), their written legal opinion, in each case in a form and substance reasonably satisfactory to the Joint Global Coordinators.

(h) Latham & Watkins (London) LLP, U.S. counsel for the Underwriters, shall have furnished to the Underwriters on and as of (i) the date of the U.S. Prospectus, (ii) the Closing Date and (iii) the date of each amendment or supplement to the U.S. Prospectus (if any), their written legal opinion and U.S. 10b-5 disclosure letter, in each case in a form and substance reasonably satisfactory to the Joint Global Coordinators.

(i) Uría Menéndez, Spanish counsel for the Underwriters, shall have furnished to the Underwriters on and as of (i) the date of the Spanish Prospectus, (ii) the Closing Date and (iii) the date of each amendment or supplement to the Spanish Prospectus (if any), their written legal opinion, in each case in a form and substance reasonably satisfactory to the Joint Global Coordinators.

(j) The Joint Global Coordinators, on behalf of the Underwriters, shall have received, (i) on the date of each of the Offering Documents, a certificate of an authorized representative of the Company empowered by the Company’s board of directors in the form set out in Exhibit B, to the effect that to the best of such officer’s knowledge, after due and careful investigation, the data relating to the Company in each of the U.S. Offering Documents and the Spanish Prospectus, circled-up for these purposes by the Joint Global Coordinators, on behalf of the Underwriters, and attached to such certificate, is true and correct and consistent with Company’s accounting records and management books, (ii) on the date of each amendment or supplement to the Offering Documents, a certificate of an authorized representative of the Company empowered by the Company’s board of directors, dated the date of the relevant supplement or amendment to the Offering Documents, to the effect that they reaffirm the statements made in the certificate delivered pursuant to clause (i) above with respect to each of the U.S. Offering

Documents and the Spanish Prospectus and (iii) on the Closing Date, a certificate of the chief financial officer of the Company, dated the Closing Date, to the effect that they reaffirm the statements made in the certificate delivered pursuant to clause (i) above with respect to each of the U.S. Offering Documents and the Spanish Prospectus

(k) The Underwriters shall have received, (i) on the date of each the Offering Documents, from Ernst & Young S.L., independent public accountants, letters dated as of the date of each such the Offering Documents, in form and substance satisfactory to the Joint Global Coordinators, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, the U.S. Prospectus and the Spanish Prospectus, (ii) on the date of each amendment or supplement to the Offering Documents (if any), from Ernst & Young S.L., letters dated the date as of the date of the relevant supplement or amendment, to the effect that they reaffirm the statements made in the letters furnished pursuant to clause (i) above with respect to each of the Registration Statement, the Time of Sale Prospectus, the U.S. Prospectus and the Spanish Prospectus and (iii) on the Closing Date, from Ernst & Young S.L., letters dated as of the Closing Date, to the effect that they reaffirm the statements made in the letters furnished pursuant to clause (i) above with respect to each of the Registration Statement, the Time of Sale Prospectus, the U.S. Prospectus and the Spanish Prospectus, except that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l) Prior to the date of the commencement of the Subscription Period, the Spanish Prospectus shall have been approved by and registered with the CNMV and the U.S. Prospectus shall have been filed with the Commission; the official notice of the Capital Increase shall have been published in the BORME no later than March 27, 2015.

(m) Prior to the date of commencement of the Subscription Period, all permits, consents, approvals and authorizations necessary for the issuance of the Capital Increase shall in each case have been granted by all competent authorities and at the time the Underwriters pay for the Pre-Funded Shares shall remain valid and enforceable and the Capital Increase shall not have been withdrawn, revoked or made null and void for any reason whatsoever.

(n) No later than March 26, 2015, the Company shall deliver to the Joint Global Coordinators certificates of the resolutions approved by (i) the Company’s Board of Directors on March 25, 2015, approving the Capital Increase and validly authorizing the entry into this Agreement by the Company, in a form and substance reasonably satisfactory to the Joint Global Coordinators and (ii) the General Shareholders’ Meeting on May 18, 2011 authorizing the Board of Directors to increase the share capital of the Company.

(o) There shall not have been, (i) from and including the date hereof until and including the date of publication of the Offering Documents, any material amendments or modifications to the U.S. Offering Documents or the Spanish Prospectus, in each case in draft form dated March 25, 2015, except for any such amendments or modifications in the form and substance satisfactory to the Joint Global Coordinators, on behalf of the Underwriters, or required by the relevant competent authority or in compliance with law; or (ii) from the date of publication of the Offering Documents in final form, any amendments or supplements to the Offering Documents, except for any such amendments or supplements in the form and substance satisfactory to the Joint Global Coordinators, on behalf of the Underwriters, or required by the relevant competent authority or in compliance with law, the effect of which amendment or modification, in the case of (i), or amendment or supplement, in the case of (ii), will have a material adverse impact on the price or trading of the Company’s equity securities which in the good faith judgment of the Joint Global Coordinators makes it impracticable or inadvisable to proceed with the Rights Offering or the delivery of the New Shares on the terms and in the manner contemplated in this Agreement and the Offering Documents.

(p) The Joint Global Coordinators, on behalf of the Underwriters, shall be entitled, acting unanimously and in their absolute discretion and upon such terms as they think fit, to waive fulfillment of all or any of the conditions precedent set out in this Section 5 in respect of all or any part of the performance thereof.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Joint Global Coordinators, without charge, seven signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Joint Global Coordinators as soon as practicable after the date of this Agreement and during the period mentioned in Section 7(m) below, as many copies of any Offering Documents, the Time of Sale Prospectus, the U.S. Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Offering Documents or Registration Statement as the Joint Global Coordinators may reasonably request.

(b) Before amending or supplementing any Offering Document, to furnish to the Joint Global Coordinators a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Joint Global Coordinators reasonably object unless such amendment or supplement is required by the relevant competent authority or in compliance with law, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Joint Global Coordinators a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Joint Global Coordinators reasonably object unless required by the relevant competent authority or in compliance with law.

(d) To comply with the Spanish Securities Market Act (Ley 24/1988, de 28 de julio, del mercado de valores) and its implementing regulations on matters of public offerings for sale or subscription and admission to trading on official secondary markets, and, in particular: (a) comply with the obligations relating to the publication of the Spanish Prospectus; (b) comply with the publicity-related rules on offers of securities; (c) to register all such supplements and/or additional information to the Spanish Prospectus as may be necessary or required by the CNMV, which shall contain no information that could be considered false or materially inaccurate or omit material information. Likewise, the Company will comply with the laws and regulations applicable in each of the foreign jurisdictions involved in the Capital Increase.

(e) To furnish to the Joint Global Coordinators a draft of any Form 6-K, price-sensitive information notice (hecho relevante) or press release to be issued by the Company in connection with the Capital Increase between the date hereof and the Settlement Date (or, failing which, the date of admission of the New Shares on the Spanish Stock Exchanges) reasonably in advance of the issuance thereof and consult with them the content of such form, notice or release.

(f) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(g) To carry out all actions required on its part (i) for the issuance and flotation of the New Shares on the terms set forth in the Offering Documents, and (ii) to process the application to have the New Shares listed on the Spanish Stock Exchanges and admitted to trading on the Automated Quotation System, making its reasonable efforts to achieve such admission to trading as soon as practicable.

(h) To give the necessary instructions to effect the Capital Increase on the terms set forth in the Securities Note and in this Agreement.

(i) To comply with the rules regulating the setting, evolution and non-manipulation of securities exchange prices.

(j) The Company will bear and pay (or, in respect of any transfer taxes for which the Underwriters are initially liable, will reimburse the same to the Underwriters) any transfer taxes that are payable in the Kingdom of Spain or to any political subdivision or taxing authority thereof on or in connection with the issue, subscription, allocation, distribution and/or delivery of the Rights and/or New Shares to be issued and/or sold by it or its nominees, agents or affiliates to the Underwriters and the authorization, execution, delivery and performance by it of this Agreement.

(k) If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company on which VAT is due, the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable as appropriate in accordance with applicable law on any such supply of goods and services and the Underwriters shall issue the Company with an appropriate tax invoice in respect of the supply to which the payment relates.

(l) The Company will provide the Agent with all the necessary authorizations, information and instructions to enable the Agent to perform its duties in accordance with, and as contemplated by, the terms and conditions of the Rights Offering, this Agreement, the Offering Documents and any agreement entered into with the Agent.

(m) If, during such period after the first date of the offering of the New Shares as in the opinion of U.S. counsel for the Underwriters and for the Company the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of such counsel, it is necessary to amend or supplement the U.S. Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Joint Global Coordinators will furnish to the Company) to which New Shares may have been sold by any of the Joint Global Coordinators on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the U.S. Prospectus, as amended or supplemented, will comply with applicable law.

(n) To make generally available to the Company’s security holders and to the Joint Global Coordinators as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the New Shares and all other fees or expenses in connection with the preparation and filing of the Offering Documents, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all duly documented costs and expenses related to the transfer and delivery of the New Shares to the Underwriters, (iii) all costs and expenses incident to listing the New Shares on the NYSE, other national securities exchanges, the Spanish Stock Exchanges and other stock exchanges where the ordinary shares are currently listed, (iv) the cost of printing certificates representing the New Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the New Shares, including, without limitation, expenses incurred by the Company associated with the preparation or dissemination of any electronic road show, expenses incurred by the Company associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or with the prior approval of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by or with the approval of the Company in connection with the road show, (vii) all charges and expenses associated with the preparation, printing and distributing of the Offering Documents and of each amendment and supplement thereto, (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, (ix) all expenses required for inscription, registration and settlement of the Capital Increase, including the fees owed to the Madrid Stock Exchange and Iberclear, to the CNMV and to the Agent, (x) the capital transfer tax and stamp duty (Impuesto de Transmisiones Patrimoniales y Actos Jurídicos Documentados) accrued in respect of the Capital Increase, and any other similar tax or duty in Spain, the United States or any Member State of the European Union arising out of or resulting from the issue, delivery or transfer of any New Shares, and (xi) the fees and expenses of notaries and registries arising from execution and registration of the Capital Increase.

In addition, the Company agrees to pay or cause to be paid the respective duly documented out-of-pocket expenses incurred by the Underwriters in connection with this Agreement, the Rights Offering and the Offer Shares, in the aggregate, up to a maximum of €90,000, provided, however, that the out-of-pocket expenses incurred by J.P. Morgan Securities plc and Morgan Stanley & Co. International plc shall be paid out of such amount first.

The Underwriters shall be entitled, in the event of termination of the Agreement, to immediate payment in full of expenses referred to in this Section 8, incurred or accrued as at the time of any such termination, free from set-off, counterclaim, charge or lien.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Underwriters may otherwise have, only among them, for the allocation of such expenses and reimbursements among themselves.

9. Taxes. All sums paid by the Company under this Agreement shall be paid without set off or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature imposed by the Kingdom of Spain, or by any department, agency or other political subdivision or taxing authority thereof, and all interest or penalties with respect thereto (“Taxes”), unless such deduction or withholding is required by law. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will pay such additional amounts so that the net amount received by the payee is equal to the full amount which would have been received by it had no such reduction or withholding been required but only if: (i) the relevant Underwriter is not a Spanish tax resident corporate income taxpayer; (ii) prior to the date of any payment under this Agreement, the relevant Underwriter, to the extent required in order to obtain exemption for Spanish tax for their relevant income under an applicable treaty for the avoidance of double taxation with Spain (“Tax Treaty”), has provided the Company with a valid certificate of tax residence for the purposes of the relevant Tax Treaty duly issued by the tax authorities of their respective countries of residence not more than 12 months prior to the date on which the relevant amount is due and payable and (iii) the relevant Underwriter does not operate or act for the purposes of this Agreement through a permanent establishment located in Spain or a tax haven jurisdiction (as defined in Royal Decree 1080/1991, of 5 July 1991, as amended). If the Company pays such additional amounts and an Underwriter subsequently obtains and utilizes a refund, relief or credit of Taxes with respect to which the increased payment was made, such Underwriter shall reimburse the Company the amount of any such refund, relief or credit actually received or utilized within 15 business days after the refund, relief or credit of Taxes is obtained and utilized by the Underwriters.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company as follows:

(a) It will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) It will comply with such laws and regulations in any jurisdictions in which it offers, sells, or delivers Rights or New Shares in connection with the Rights Offering as are customarily complied with as a matter of best practice by an international bank soliciting investors or undertaking an offering in such jurisdiction; and has complied and will comply in connection with the Rights Offering with the restrictions as set forth in Schedule II hereto.

(c) It will comply with all obligations that derive from the Spanish Prospectus that is registered with the CNMV and from the supplements thereto, if any, and with the applicable laws and regulations in Spain and, in particular, with the rules of conduct contained in the Spanish Securities Market Act 24/1988, of July 28, as amended, in Royal Decree 217/2008, of February 15, as amended, and in Regulation (EC) 1287/2006 of the Commission, of August 10, which implements Directive 2004/39/EC of the European Parliament and the Council, of April 21, as well as with the laws and regulations applicable in the foreign jurisdictions involved in the Capital Increase.

(d) It will not provide persons other than the other Underwriters and the Company information regarding the demand existing in the Discretionary Shares Allocation Period or any other data relating to the progress of the Capital Increase.

(e) It will comply with its obligations under the Agreement, in particular in relation to submission of information and, if applicable, in the case of the Joint Global Coordinators, with respect to the pre-funding, so that the admission to trading takes place on the date envisaged in the Spanish Prospectus.

(f) It will provide the Company with such relevant documents as the Company may reasonably request to comply with requests or requirements that the Company may receive from relevant regulators in relation so the Capital Increase, subject to its legal, regulatory and compliance requirements and restrictions.

(g) In addition, the Underwriters undertake and cause their affiliates to undertake, unless otherwise authorized by the Joint Global Coordinators and the Company, from the date hereof through the sixth trading day following the end of the Subscription Period, not to sell, or dispose of, shares of the Company for the purposes of hedging or in any other way offsetting any risk associated with their obligations under this Agreement or any other agreement related with the Capital Increase, neither trying to offset in any other way such risk, including:

(i) directly or indirectly, agree, contract, or enter into, any derivative transaction granting or acquiring any option, forward, equity swap or any right or contract to sell, or to dispose of, any shares of the Company; and/or

(ii) directly or indirectly, enter into any other derivative transaction with the same economic effects than those referred to in sub-clause (i) above, or agree to do or announce or otherwise publicize the intention to do any of the foregoing, whether any such derivative transaction described in (i) or (ii) above is concluded or to be concluded on a regulated market, a multilateral trading facility, a non-regulated market or executed privately and/or settled or to be settled by delivery of shares of the Company or any other securities, in cash or otherwise.

The restrictions in this Section 10(i) shall not apply to the ordinary course sales and trading and other activities of the Underwriters or their affiliates that are unrelated to, and are undertaken with no intentions in respect of, their obligations in relation to the Capital Increase, and in particular shall not apply to:

(i) transactions to facilitate and hedge client orders;

(ii) transactions constituting ordinary course market making activity with respect to shares of the Company and any indices which may include such shares, including derivatives, and relevant hedging and/or aggregate hedging arrangements; or

(iii) any positions in the shares of the Company, or securities or derivatives relating to the shares of the Company, in each case established or entered into by the Underwriters or their affiliates prior to the date of this Agreement, not related to the Capital Increase and without knowledge of their obligations under this Agreement and any transactions entered into to hedge such positions on an ongoing basis in the ordinary course.

11. Indemnity. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the U.S. Prospectus or any amendment or supplement thereto, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show materials, or the Spanish Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (A) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein, or (B) an untrue statement or omission or alleged untrue statement or omission of a material fact in the Registration Statement, the U.S. Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Spanish Prospectus (or any amendment or supplement to the Registration Statement, the U.S. Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Spanish Prospectus) delivered to any person if such untrue statement or omission was corrected in any subsequent issuer free writing prospectus, the Time of Sale Prospectus or any amendment or supplement thereto or any amendment or supplement to the Spanish Prospectus, if copies thereof were delivered to such Underwriter in sufficient time to enable such Underwriter to deliver such copies to such person and a copy thereof was not furnished to such person prior to the confirmation of the transfer of New Shares to such person and such untrue statement or omission or alleged untrue statement or omission was the cause of such person’s losses, claims, damages or liabilities.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the U.S. Prospectus or any amendment or supplement thereto, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show materials, or the Spanish Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the U.S. Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show materials or the Spanish Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Sections 11(a) or 11(b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Sections 11(a) or 11(b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel reasonably incurred related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Joint Global Coordinators. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Notwithstanding the above, each party hereto shall be contractually liable for any breach of the representations, warranties, covenants. obligations or undertakings, as applicable, given or made by it in this Agreement.

(e) The indemnity provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the New Shares.

12. Termination. The Joint Global Coordinators, on behalf of the Underwriters, may terminate this Agreement after consultation with the Company, if after the execution and delivery of this Agreement and prior to the date of the execution of the public deed of the Capital Increase before the notary public (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Spanish Stock Exchanges or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange for a continuous period in excess of forty-eight hours, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the United Kingdom or Spain shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, United Kingdom or Spanish authorities, (v) the CNMV or any other relevant authority suspends or revokes any necessary approval for the Capital Increase or the Rights Offering or approves a supplement to the Spanish Prospectus giving revocation rights to Shareholders of Record or Investors, (vi) any of the representations and warranties of the Company herein is not true and correct, (vii) there has occurred a material breach or violation of the obligations of the Company hereunder, (viii) since the time of execution of this Agreement, and except as disclosed in the Offering Documents (excluding any amendment or supplement to the Spanish Prospectus, U.S. Prospectus or Time of Sale Prospectus, and any press release or price-sensitive information notice (hechos relevante), in each case issued after the date hereof), there has been, in the good faith judgment of the Joint Global Coordinators, any material adverse change, or any development reasonably likely to involve a material adverse change, in the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, (ix) the Company publishes, or does not publish, an amendment or supplement to the U.S. Offering Documents or the Spanish Prospectus, and the effect of such amendment or supplement, or decision not to publish, by the Company, in the good faith judgment of the Joint Global Coordinators either materially and adversely affects the Underwriters’ compliance with securities laws or has had or will have a material adverse impact on the price or trading of the Company’s equity securities, or (x) there shall have occurred any outbreak or escalation of hostilities, or acts of terrorism, which has a material adverse impact on the financial markets of Spain, the United Kingdom or the United States, or any material adverse change in the financial markets in Spain, the United Kingdom or the United States, currency exchange rates or controls in Spain, the United Kingdom or the United States, or any calamity or crisis that, in the opinion of the Joint Global Coordinators, is material and adverse, in each case of (i) to (x) such event, individually or together with any other event described in (i) to (x), makes it, in the good faith judgment of the Joint Global Coordinators, impracticable or inadvisable to proceed with the Rights Offering or the delivery of the New Shares on the terms and in the manner contemplated in this Agreement and the Offering Documents.

In the event of termination of this Agreement, the Company shall make such termination public by filing a price-sensitive information notice (hecho relevante) with the CNMV, and the Capital Increase will not be underwritten. In this event, (i) if this Agreement is terminated on or before 9:00 a.m. (Madrid time) on the day of the publication of the official notice of the Capital Increase in the BORME, the Board of Directors of the Company may decide to either withdraw the Capital Increase or, alternatively, to carry on the Capital Increase on a non-underwritten basis, or (ii) if this Agreement is terminated after 9:00 a.m. (Madrid time) on the day of the publication of the official notice of the Capital Increase in the BORME, subscription proposals, if any, submitted by qualified investors during the Discretionary Shares Allocation Period, whether or not any New Shares had been allocated to them or by any of the Underwriters, together with their respective underwriting obligations, will be deemed revoked and terminated. If the amount of New Shares acquired by Shareholders of Record and Investors in the Subscription Period and in the Additional New Shares Allocation Period are not sufficient to cover all of the New Shares subject to the Capital Increase, the Board of Directors will declare the subscription incomplete, and the capital will be increased in the amount of the subscriptions made.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to subscribe and pay New Shares that it has or they have agreed to subscribe and pay hereunder on such date, and the aggregate number of New Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe and pay is not more than 12.5% of the aggregate number of the New Shares to be subscribed on such date, the other Underwriters shall be obligated severally in the proportions that the number of New Shares set forth opposite their respective names in Schedule I bears to the aggregate number of New Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Joint Global Coordinators may specify, to subscribe and pay the New Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe and pay on such date; provided that in no event shall the number of New Shares that any Underwriter has agreed to subscribe and pay pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of the proportion that the number of New Shares set forth opposite their respective name in Schedule I bears to the aggregate number of New Shares set forth opposite the names of all non-defaulting Underwriters without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe and pay New Shares and the aggregate number of New Shares with respect to which such default occurs is more than 12.5% of the aggregate number of New Shares to be subscribed on such date, and arrangements satisfactory to the Joint Global Coordinators and the Company for the subscription and payment of such New Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement/Interpretation. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the New Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Offering Documents, the conduct of the offering, and the subscription and payment of the New Shares.

(b) The Company acknowledges that in connection with the offering of the New Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the New Shares.

(c) Whenever in this Agreement the Joint Global Coordinators shall have the right to make determinations, either for the Joint Global Coordinators or on behalf of the Underwriters, in the judgment, in good faith judgment, or acting reasonably (including where this Agreement explicitly refers to the ability of the Joint Global Coordinators to reasonably object), in their opinion or otherwise, such action shall require the unanimous decision of at least three Joint Global Coordinators, unless otherwise expressly set forth herein.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law, Submission to Jurisdiction, Currency Obligations. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the city of Madrid, Spain as to any action directly or indirectly arising out of or relating to this Agreement or the formation, breach, termination or validity of this Agreement, and agrees that all claims in respect of any such action may be heard and determined in such jurisdiction, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action in any court in which such venue may be laid in accordance with clause (a) of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (d) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The obligation of the parties to make payments hereunder is in Euros (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Joint Global Coordinators at: (i) Banco Santander, S.A., ECM c/ Gran Via de Hortaleza, 3 (Ed. Pedreña, floor -1), 28033 Madrid, Spain, (ii) Banco Bilbao Vizcaya Argentaria, S.A., Equity Capital Markets, Calle Sauceda 28, Edificio Oceanía, 2ª Planta, 28050 Madrid, (iii) Caixabank, S.A., Corporate Finance, Att: Equity Capital Markets, Paseo De Recoletos, 37 – Pl. 7, 28006 Madrid, Fax: +34 91 575 2965, (iv) J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Equity Capital Markets Syndicate Desk, Fax: +44 203 493 1453, (v) Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Head of Equity Capital Markets, with a copy to: Legal Department, and (vi) UBS Limited, 1 Finsbury Avenue, London EC2M 2PP United Kingdom, Attn: Equity Capital Markets Group, with a copy to: CCS Legal; and if to the Company shall be delivered, mailed or sent to (i) Eduardo Álvarez Gómez, Ronda de la Comunicación S/N, Distrito Telefónica. Edificio Central. Planta Segunda, 28050 Madrid, Spain, email: ealvarezg@telefonica.com, and (ii) Carlos David Maroto Sobrado, Ronda de la Comunicación S/N, Distrito Telefónica. Edificio Central. Planta Segunda, 28050 Madrid, Spain, email: carlosdavid.marotosobrado@telefonica.com.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Joint Global Coordinators, on behalf of the several Underwriters named in Schedule I hereto.

Very truly yours,

TELEFÓNICA, S.A.

By:	/s/ Miguel Escrig Meliá
Name:	Miguel Escrig Meliá
Title:	Chief Financial Officer

Accepted as of the date hereof.

J.P. MORGAN SECURITIES PLC, as Joint Global Coordinator

By:	/s/ Manuel Esteve
Authorized Signatory: Manuel Esteve
Title: Managing Director

MORGAN STANLEY & CO. INTERNATIONAL PLC, as Joint Global Coordinator

By:	/s/ Tom Thorne
Authorized Signatory: Tom Thorne
Title: Executive Director

BANCO SANTANDER, S.A., as Joint Global Coordinator

By:	/s/ Luis Felipe Juárez Molina
Authorized Signatory: Luis Felipe Juárez Molina
Title: Head of ECM Spain

By:	/s/ Román Martín Cembellín
Authorized Signatory: Román Martín Cembellín
Title: Vice President

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Joint Global Coordinator

By:	/s/ Mª Isabel Bermejo Rodríguez
Authorized Signatory: Mª Isabel Bermejo Rodríguez
Title: Managing Director

By:	/s/ Angel Sanchez Aristi
Authorized Signatory: Angel Sanchez Aristi
Title: Senior Managing Director

CAIXABANK, S.A., as Joint Global Coordinator

By:	/s/ Ángel José Díez Elosúa
Authorized Signatory: Ángel José Díez Elosúa
Title: Head of Corporate Finance

By:	/s/ Ignacio Zango
Authorized Signatory: Ignacio Zango
Title: Head of ECM

UBS LIMITED, as Joint Global Coordinator

By:	/s/ Gareth McCartney
Authorized Signatory: Gareth McCartney
Title: Managing Director

By:	/s/ Gloria Carreño
Authorized Signatory: Gloria Carreño
Title: Director

MERRILL LYNCH INTERNATIONAL, as Joint Bookrunner

By:	/s/ Craig Coben
Authorized Signatory: Craig Coben
Title: Managing Director

BARCLAYS BANK PLC, as Joint Bookrunner

By:	/s/ Stephanie Kogels
Authorized Signatory: Stephanie Kogels
Title: Director

BNP PARIBAS, as Joint Bookrunner

By:	/s/ Thierry Olive
Authorized Signatory: Thierry Olive
Title: Head of ECM

By:	/s/ Maria Pardo Saleme
Authorized Signatory: Maria Pardo Saleme
Title: Director

CITIGROUP GLOBAL MARKETS LIMITED, as Joint Bookrunner

By:	/s/ Suneel Hargunani
Authorized Signatory: Suneel Hargunani
Title: Head of EMEA ECM Syndicate

HSBC BANK PLC, as Joint Bookrunner

By:	/s/ Cyril Court
Authorized Signatory: Cyril Court
Title: Managing Director - Equity Capital Markets

SOCIÉTÉ GÉNÉRALE , as Joint Bookrunner

By:	/s/ Florence Gréau
Authorized Signatory: Florence Gréau
Title: Head of Structuring & Execution, Corporate Finance

BANCA IMI S.P.A., as Manager

By:	/s/ Karim Makki
Authorized Signatory: Karim Makki
Title: Head of ECM International

By:	/s/ Piers Roberts
Authorized Signatory: Piers Roberts
Title: Head of Legal

BANCO DE SABADELL, S.A. , as Manager

By:	/s/ Enric Rovira Masachs
Authorized Signatory: Enric Rovira Masachs
Title: Assitant General Manager

COMMERZBANK AKTIENGESELLSCHAFT, as Manager

By:	/s/ Daniel Oakes
Authorized Signatory: Daniel Oakes
Title: Managing Director, ECM

By:	/s/ Michelle D. Gentile
Authorized Signatory: Michelle D. Gentile
Title: Managing Director, ECM Syndicate

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Manager

By:	/s/ Xavier Larnaudie de Ferrand
Authorized Signatory: Xavier Larnaudie de Ferrand
Title: Managing Director

By:	/s/ Denis Jacquet
Authorized Signatory: Denis Jacquet
Title: Managing Director

CRÉDIT SUISSE SECURITIES (EUROPE) LIMITED, as Manager

By:	/s/ Nick Williams
Authorized Signatory: Nick Williams
Title: Managing Director

By:	/s/ Salvatore Branca
Authorized Signatory: Salvatore Branca
Title: Director

FIDENTIIS EQUITIES S.V.S.A., as Manager

By:	/s/ Enrique Pérez-Plá
Authorized Signatory: Nick Williams
Title: Chief Executive Officer

By:	/s/ Nicolás Fernández de Cillavicencio
Authorized Signatory: Nicolás Fernández de Cillavicencio
Title: Head of ECM

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC, as Manager

By:	/s/ Trevor Kemp
Authorized Signatory: Trevor Kemp
Title: Executive Director

NOMURA INTERNATIONAL PLC, as Manager

By:	/s/ Jérôme Renard
Authorized Signatory: Jérôme Renard
Title: Managing Director

UNICREDIT BANK AG, as Manager

By:	/s/ Peter Schaede
Authorized Signatory: Peter Schaede
Title: Managing Director

By:	/s/ Mark Oesterwinter
Authorized Signatory: Mark Oesterwinter
Title: Head

SCHEDULE I

Underwriter	Number of New Shares
Banco Santander, S.A.	27,183,941
Banco Bilbao Vizcaya Argentaria, S.A.	27,183,941
Caixabank, S.A.	27,183,941
J.P. Morgan Securities plc	27,183,941
Morgan Stanley & Co. International plc	27,183,941
UBS Limited	27,183,941
Merrill Lynch International	16,404,102
Barclays Bank plc	16,404,102
BNP PARIBAS	16,404,102
Citigroup Global Markets Limited	16,404,102
HSBC Bank plc	16,404,102
Société Générale	16,404,102
Banca IMI S.P.A.	2,187,214
Banco Sabadell, S.A.	2,187,214
Commerzebank Aktiengesellschaft	2,187,214
Crédit Agricole Corporate And Investment Bank	2,187,214
Credit Suisse Securities (Europe) Limited	2,187,214
Fidentiis Equities S.V.S.A.	2,187,214
Mitsubishi UFJ Securities International plc	2,187,214
Nomura International plc	2,187,214
Unicredit Bank AG	2,187,214

Total Underwriting Commitment:	281,213,184

SCHEDULE II

Selling Restrictions

Each Underwriter represents and warrants to the Company that they have not offered or sold, nor will offer nor sell New Shares to be issued in the Capital Increase, nor have they carried on solicitation, placement or intermediation activities in respect of the New Shares to be issued in the Capital Increase in any jurisdiction in circumstances that, to the best of its knowledge and belief, involve or could involve breach of the applicable laws and regulations in such jurisdiction or the need to carry out any type of registration with the competent securities exchange authority for that purpose other than those that the Company is planning to perform in the terms outlined in the Agreement.

Notwithstanding the foregoing, each of the Underwriters severally make the representation and undertake to refrain from taking any action that would result in the Company being required to file with the SEC, under Rule 433(d) of the Securities Act, a free writing prospectus that otherwise would not be required to be filed by the Company thereunder, but for such action.

European Economic Area (EEA)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of New Shares which are the subject of the Capital Increase to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive, as implemented in the Relevant Member State;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), in such Relevant Member State, as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of New Shares shall require Telefónica or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression an “offer of New Shares to the public” in relation to any New Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Shares to be offered so as to enable an investor to decide to purchase any New Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

It has not offered or sold and will not offer or sell any New Shares to persons in the United Kingdom prior to receipt of confirmation from the United Kingdom Financial Conduct Authority (“FCA”) that the Spanish Prospectus has been passported into the United Kingdom in accordance with section 87H of the Financial Services and Markets Act 2000 (“FSMA”) except to persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Whilst carrying out its obligations under this Agreement it will comply with the Listing Rules of the United Kingdom Listing Authority, the rules set forth in the Spanish Prospectus and the Disclosure and Transparency Rules of the FCA.

It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the New Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

It has complied and will comply with all applicable provisions of the FSMA with respect to anything it does in relation to the New Shares in, from or otherwise involving the United Kingdom.

EXHIBIT A

FORM OF CERTIFICATE PURSUANT TO SECTION 6(e)

[ — ], 2015

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

[—]

(together, the “Joint Global Coordinators”)

As representatives of the several Underwriters (together with the Joint Global Coordinators, the “Managers”)

Dear Sirs

Telefónica, S.A., (the “Company”)

Capital increase pursuant to a preferential rights offering through the issue of [—] new shares of common stock with a nominal value of €1 each

The signatory identified below, not in his or her individual capacity but solely in his or her capacity as an authorized representative of the Company empowered by the Company’s board of directors, and acting on behalf of the Company, refers to the Underwriting Agreement dated March 25, 2015 among the Company and the Managers.

Terms used but not defined herein shall have the meanings assigned to them in the Underwriting

Agreement.

The undersigned certifies that, after all due and careful investigation (including, without limitation, a review of the Offering Documents), (i) the representations and warranties in Section 1 of the Underwriting Agreement are true and correct with the same force and effect as though expressly made as of the date of each of the Offering Documents or the Closing Date, as the case may be, (ii) the Company has complied with all undertakings, agreements and other obligations and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date of publication of the Offering Documents or the Closing Date, as the case may be, and (iii) no order suspending the use of the Offering Documents in any applicable jurisdiction has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened.

Telefónica, S.A.

By:

Name:
Title:	Authorized Representative

EXHIBIT B

FORM OF CERTIFICATE PURSUANT TO SECTION 6(j)

[ — ], 2015

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

[—]

(together, the “Joint Global Coordinators”)

As representatives of the several Underwriters (together with the Joint Global Coordinators, the “Managers”)

Dear Sirs

Telefónica, S.A. (the “Company”)

Capital increase pursuant to a preferential rights offering through the issue of [—] new shares of common stock with a nominal value of €1 each

The signatory identified below, not in his or her individual capacity but solely in his or her capacity as an authorized representative of the Company empowered by the Company’s board of directors, and acting on behalf of the Company, refers to the Underwriting Agreement dated March 25, 2015 among the Company and the Managers.

Terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement.

The undersigned certifies that, to the best of his or her knowledge, after due and careful investigation, the data relating to the Company in each of the U.S. Offering Documents and the Spanish Prospectus, circled-up for these purposes by the Joint Global Coordinators, on behalf of the Underwriters, and attached hereto, is true and correct and consistent with the Company’s accounting records and management books.

Telefónica, S.A.
By:

Name:
Title:	Authorized Representative